Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“VF”), hereby constitute and appoint Steven E. Rendle and Laura C. Meagher, and each of them, severally, his or her true and lawful attorneys and agents at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of VF, or by attesting the seal of VF or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable VF to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (“Commission”) in respect thereof, in connection with the offering and sale of securities and the filing of a registration statement, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the names of the undersigned directors to all registration statements on Form S-3 or on any other appropriate Form, and all amendments and supplements thereto, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 13th day of February, 2018.

/s/ Richard T. Carucci Richard T. Carucci, Director	/s/ Juliana L. Chugg Juliana L. Chugg, Director

/s/ Benno Dorer Benno Dorer, Director	/s/ Mark S. Hoplamazian Mark S. Hoplamazian, Director

/s/ Robert J. Hurst Robert J. Hurst, Director	/s/ Laura W. Lang Laura W. Lang, Director

/s/ W. Alan McCollough W. Alan McCollough, Director	/s/ W. Rodney McMullen W. Rodney McMullen, Director

/s/ Clarence Otis, Jr. Clarence Otis, Jr., Director	/s/ Steven E. Rendle Steven E. Rendle, Director

/s/ Carol L. Roberts Carol L. Roberts, Director	/s/ Matthew J. Shattock Matthew J. Shattock, Director